UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 20, 2013, Advanced Environmental Recycling Technologies, Inc. (AERT) held its annual meeting of stockholders. The following matters proposed by the board of directors were voted upon at the meeting.

Proposal 1:  The stockholders approved the proposal to elect to the board of directors each of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify. For this proposal, there were 28,742,247 broker non-votes.

Nominees	Votes For	Votes Withheld
Joe G. Brooks	325,179,061	2,558,999
Timothy D. Morrison	325,478,240	2,259,820
Vernon J. Richardson	325,514,372	2,223,688

Pursuant to the Series E Designation, which was filed with the Delaware Secretary of State on March 17, 2011 as an amendment to the Company’s Certificate of Incorporation, H.I.G. has the exclusive right as holder of the Series E Preferred stock to vote separately as a single class to elect four of the Corporation’s seven directors.  In accordance with that Amendment, H.I.G. has voted to re-elect the following Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

Jackson S. Craig
Todd J. Ofenloch
Michael J. Phillips
Bobby J. Sheth, Secretary

Proposal 2:  The stockholders approved the proposal to ratify the appointment of HoganTaylor LLP as independent public accountants of AERT for the year ending December 31, 2013.

For	Against	Abstain
355,036,815	225,308	1,218,184

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

	By:	/s/ Joe Brooks
Joe Brooks
Chairman and Chief Executive Officer
Date: June 20, 2013